Exhibit 99.2

Suburban                                                            News Release
Propane                                                Contact: Robert M. Plante
                                        Vice President & Chief Financial Officer
                                            P.O. Box 206, Whippany,NJ 07981-0206
                                                             Phone: 973-503-9252


________________________________________________________________________________

FOR IMMEDIATE RELEASE

        Suburban Propane Partners, L.P. to Hold Fiscal 2004 First Quarter
                             Results Conference Call

Whippany, New Jersey, January 8, 2004 -- Suburban Propane Partners, L.P. (NYSE:SPH), a marketer of propane gas and related products and services nationwide, announced today that it has scheduled its Fiscal 2004 First Quarter Conference Call for Thursday, January 22, 2004 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management's discussion of Fiscal 2004 first quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

                             Phone #: (888) 428-4478
                Ask for: Suburban Propane Fiscal Year 2004 First
                        Quarter Results Conference Call

In addition, a replay of the conference call will be available from 4:00 PM Thursday, January 22, until 11:59 PM Friday, January 23, 2004 and can be accessed by dialing (800) 475-6701, Access Code 716668. The replay will also be available via Suburban's web site until Thursday, January 29, 2004.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,150,000 residential, commercial, industrial and agricultural customers through more than 400 customer service centers in 40 states.